Exhibit 1.1

[●] Shares1

LIVEXLIVE MEDIA, INC.

COMMON STOCK, $0.001 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

[●], 2017

BMO Capital Markets Corp.

As Representative of the Several Underwriters

c/o BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

LiveXLive Media, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of [●] shares (the “Firm Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), to the several underwriters (collectively, the “Underwriters”) named in Schedule I to this agreement (this “Agreement”), for whom BMO Capital Markets Corp. (“BMOCM”) is acting as representative (the “Representative”). The Company has also agreed to grant to the Underwriters an option (the “Option”) to purchase up to an additional [●] shares of Common Stock (the “Option Shares”) on the terms set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” To the extent there are no additional Underwriters listed on Schedule I hereto other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriter shall mean either the singular or plural as the context requires.

The Company hereby confirms as follows its agreement with the Representative and the several other Underwriters:

1. Agreement to Sell and Purchase.

(a) Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the several Underwriters and each of the several Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $[●] (the “Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof.

1NTD: To be number of firm shares.

(b) Purchase of Option Shares. Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The Option may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement, upon written notice (each, an “Option Shares Notice”) by the Representative to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the applicable Option Shares Notice (each, an “Option Closing Date”) setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On each Option Closing Date, the Company shall issue and sell to the Underwriters the number of Option Shares set forth in the applicable Option Shares Notice and each Underwriter shall purchase from the Company such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representative in such manner as they deem advisable to avoid fractional shares.

2. Delivery and Payment.

(a) Closing. Delivery of the Firm Shares shall be made to the Representative through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the Purchase Price by wire transfer of immediately available funds to the Company. Such payment shall be made at 10:00 a.m., New York City time, on the second business day (the third business day, should the offering be priced after 4:00 p.m., New York City time) after the date on which the first bona fide offering of the Firm Shares to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the “Closing Date”).

(b) Option Closing. To the extent the Option is exercised, delivery of Option Shares against payment by the Representative (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the applicable Option Shares Notice.

(c) Electronic Transfer. Electronic transfer of Shares shall be made at the time of purchase in such names and in such denominations as the Representative shall specify.

(d) Tax Stamps. The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company. The Company shall pay and hold each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

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3. Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, each Underwriter as follows:

(a) Compliance with Registration Requirements. A registration statement on Form S-1 (Registration No. 333-217893) relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectuses, heretofore filed by the Company with the Commission have been delivered to the Representative. The term “Registration Statement” means the registration statement as amended at the time it becomes or became effective, including financial statements and all exhibits and any information deemed to be included therein by Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations, as applicable. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “preliminary prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430, Rule 430A or Rule 430B of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the registration statement. The term “Prospectus” means the final prospectus in connection with the offering as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the effective date. The term “Testing-the-Waters Communication” means any oral or written communication with potential investors in reliance on Section 5(d) of the Act. The term “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

(b) Effectiveness of Registration. The Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act or have become effective pursuant to Rule 462 of the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(c) Accuracy of Registration Statement. Each of the Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the amounts of the selling concession, the names of the Underwriters, and the tenth (other than the first sentence), eleventh and twelfth paragraphs under the caption “Underwriting” set forth in the Prospectus constitute the only information (the “Underwriters’ Information”) relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus.

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(d) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement relating to the Shares and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e) Disclosure at the Time of Sale. As of the Applicable Time (as defined below), neither (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the most recent preliminary prospectus related to the offering, and the information included on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriters’ Information.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [●] [a.m.][p.m.](New York City time) on [●], 2017 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “a written communication that is a road show” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters’ Information. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission.

(g) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Permitted Free Writing Prospectuses reviewed and consented to by the Representative and included in Schedule II hereto, and the Prospectus.

(h) Due Incorporation; Subsidiaries.

(i) The Company is, and at the Closing Date and each Option Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has, and at the Closing Date and each Option Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except as would not have a Material Adverse Effect (as defined below). The Company is, and at the Closing Date and each Option Closing Date will be, duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where and to the extent that the failure to be so licensed or qualified or to be in good standing would not have a Material Adverse Effect.

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(ii) Each subsidiary of the Company (as defined in Rule 405 of the Rules and Regulations) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued share capital or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, charges, encumbrances, equities, security interests, restrictions on voting or transfer or any other claims.

(i) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization.” The outstanding shares of Common Stock and any other outstanding capital stock of the Company have been, and the Shares will be, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right. The description of the Common Stock included in the Registration Statement, the General Disclosure Package and the Prospectus is now, and at the Closing Date and each Option Closing Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have outstanding, and at the Closing Date and each Option Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or any such warrants, convertible securities or obligations. Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Shares, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

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(j) Financial Statements. The financial statements (including the related notes thereto) of the Company and related schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial condition of the Company and its consolidated subsidiaries as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied in the United States on a consistent basis throughout the entire period involved. The financial statements (including the related notes thereto) of Wantickets RDM, LLC included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial condition of Wantickets RDM, LLC and its consolidated subsidiaries (“Wantickets”) as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied in the United States on a consistent basis throughout the entire period involved. The financial statements (including the related notes thereto) of Slacker, Inc. included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial condition of Slacker, Inc. and its consolidated subsidiaries (“Slacker”) as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied in the United States on a consistent basis throughout the entire period involved. The financial statements (including the related notes thereto) of SNAP Interactive, Inc. included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial condition of SNAP Interactive, Inc. and its consolidated subsidiaries (“SNAP”) as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied in the United States on a consistent basis throughout the entire period involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included therein and the books and records of the Company and its subsidiaries. The pro forma financial statements, if any, and any other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements, if any, and any other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements, schedules or reconciliations of “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) Independent Accountants. Weinberg and Company, P.A. (“Weinberg”), who certified the financial statements and supporting schedules of the Company and its subsidiaries, and the financial statements of Wantickets and its subsidiaries, in each case, included in the Registration Statement, the General Disclosure Package and the Prospectus, are (i) independent accountants as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. Mayer Hoffman McCann P.C. (“Mayer Hoffman”) and Marcum LLP (“Marcum,” and, collectively with Weinberg and Mayer Hoffman, the “Accountants”), who certified the financial statements of Slacker and SNAP, respectively, included in the Registration Statement, the General Disclosure Package and the Prospectus, are each (i) independent accountants as required by the Act and the Rules and Regulations and by the rules of the PCAOB and (ii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

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(l) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and any Option Closing Date, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been a material adverse change, or any development that would be expected to result in a material adverse change, in the business, properties, assets, management, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”), (ii) neither the Company nor any of its subsidiaries has incurred, nor will they incur, any material liabilities or obligations, direct or contingent, nor have they entered into, nor will they enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(m) Investment Company. The Company is not, and, after giving effect to the issuance and sale of the Shares and the use of the proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(n) Litigation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of its subsidiaries or any of its officers in their capacity as such, before or by any federal or state court, commission, regulatory body, including the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the New York Stock Exchange, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding could reasonably be expected to (i) have a material adverse effect on the business, properties, assets, management, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole, or (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder (any such effect, prevention or interference referred to in clauses (i) and (ii), a “Material Adverse Effect”). Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit. There are no pending investigations known to the Company involving the Company or any of its subsidiaries by any governmental agency having jurisdiction over the Company or any of its subsidiaries or their business or operations.

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(o) Compliance with Laws and Regulations and Performance of Obligations and Contracts. The Company and its subsidiaries have, and at the Closing Date and each Option Closing Date will have, (i) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) performed all obligations required to be performed by it, and is not, and at the Closing Date and each Option Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, merger agreement or other contract, agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, except in the case of this clause (ii) as would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, no other party under any Contract to which it or any of its subsidiaries is a party is in default in any respect thereunder or has given written or oral notice to the Company or any of its subsidiaries or any of their officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract. Neither the Company nor any of its subsidiaries is now, and at the Closing Date and each Option Closing Date will be, in violation of any provision of its certificate of incorporation or by-laws. The disclosures included in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of Federal, state, local and foreign laws, rules and regulations on the business of the Company and its subsidiaries as currently conducted and as proposed to be conducted are correct in all material respects.

(p) No Consent of Governmental Body Needed. No consent, approval, authorization, license, registration, qualification or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

(q) Agreement Duly Authorized. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.

(r) No Conflicts. The execution and delivery by the Company of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” do not and will not (i) violate the certificate of incorporation or by-laws of the Company or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

(s) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned respectively by it, free and clear of all liens, charges, encumbrances or restrictions, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or are not material to the business of the Company. The Company and its subsidiaries have valid, subsisting and enforceable leases for the properties described in the General Disclosure Package and the Prospectus as leased by them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

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(t) Documents Described in Registration Statement. There is no document or Contract of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such documents and Contracts described in the Registration Statement, General Disclosure Package and the Prospectus, or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company and its subsidiaries party thereto, constitute valid and binding agreements of the Company and such subsidiaries, as applicable, and are enforceable against the Company and such subsidiaries, as applicable, in accordance with the terms thereof.

(u) No Untrue Statement; Statistical and Market Data. No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to Representative was or will be, when made, inaccurate, untrue or incorrect. All statistical or market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(v) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(w) No Price Stabilization or Manipulation. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x) No Registration Rights. No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the offering of the Shares, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

(y) Stock Exchange Listing. Prior to the Closing Date, the Shares have been authorized for listing on the New York Stock Exchange, subject only to notice of issuance.

(z) Labor Matters. Neither the Company nor any of its subsidiaries is involved in any labor dispute except, where the dispute would not, individually or in the aggregate, have a Material Adverse Effect, nor, to the knowledge of the Company, is any such dispute threatened.

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(aa) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(bb) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, the Crimean region, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

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(dd) Taxes. The Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns and have paid all taxes required to be filed or paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(j) hereof in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(ee) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their business and the value of their properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ff) Defined Benefit Plans. The Company has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that could subject the Company to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. The Company has never completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

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(gg) Title to Intellectual Property. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries own, have valid and enforceable licenses for or otherwise have adequate rights to use all technology (including but not limited to patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, licenses, patents, patent applications, trademarks, service marks, trade and service mark registrations, trade secrets, trade names, know how, copyrights and other works of authorship, computer programs and technical data and information, and all other intellectual property and proprietary rights (collectively, the “Intellectual Property”) that are or could reasonably be expected to be material to their business as currently conducted or as currently proposed to be conducted or to the development, manufacture, operation and sale of any products and services offered or sold or proposed to be offered or sold by any of the Company or its subsidiaries. The Company’s and its subsidiaries’ Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable in whole or in part. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there is no infringement, misappropriation or other violation by the Company and its subsidiaries of any Intellectual Property owned by a third party; (ii) there is no infringement, misappropriation or other violation by third parties of any Intellectual Property owned by, or licensed to, the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property owned by, or licensed to, the Company or its subsidiaries, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by, or licensed to, the Company and its subsidiaries, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that (nor has the Company or its subsidiaries received any claim from a third party that) the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property of others, and the Company and its subsidiaries are unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company and its subsidiaries in all material respects, and all such agreements are in full force and effect; (vii) the Company and its subsidiaries have complied with all applicable laws, as well as their own rules, policies, and procedures, relating to privacy, data protection, and the collection, retention, protection, and use of personal information; and (viii) there have been no security breaches in the information technology systems of the Company and its subsidiaries or the information technology systems of third parties to the extent used by or on behalf of the Company and its subsidiaries. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are not obligated or under any liability whatsoever to make any material payment by way of royalties, licensing fees or similar payments to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

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(hh) Trademarks. The Company and its subsidiaries own, or are licensed or otherwise have the right to use, all material trademarks, service marks and trade names that are used in or reasonably necessary for the conduct of their business as described in the Prospectus. The Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any such trademarks, service marks or trade names, or challenging or questioning the validity or effectiveness of any such trademark, service mark or trade name. The use, in connection with the business and operations of the Company and its subsidiaries of such trademarks, service marks and trade names does not, to the Company’s knowledge, infringe on the rights of any person. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are not obligated or under any liability whatsoever to make any material payment by way of royalties, licensing fees or similar payments to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof or in connection with the conduct of their business or otherwise.

(ii) Protection of Intellectual Property. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material aspects, including, but not limited to complying with all duty of disclosure requirements before the U.S. Patent and Trademark Office and any other non-U.S. Patent Offices as appropriate, and has no reason to believe that such Intellectual Property is not or, if not yet patented or registered, would not be, valid and enforceable against an unauthorized user.

(jj) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the General Disclosure Package and the Prospectus that have not been so described. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the General Disclosure Package and the Prospectus and that is not so described. Since inception, the Company has not, directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company in violation of applicable laws, including Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(kk) Environmental Matters. Each of the Company and its subsidiaries (i) is in compliance with any and all applicable federal, state, local and non-U.S. laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

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(ll) Controls and Procedures.

(i) Disclosure Controls and Procedures. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that (A) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly periodic report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(ii) Internal Control Over Financial Reporting and Internal Accounting Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains (i) effective “internal control over financial reporting” as defined in, and in compliance with, Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles applied in the United States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii) No Material Weakness in Internal Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of (x) any significant deficiency in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year; or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(mm) Off-Balance Sheet Transactions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

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(nn) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act. The audit committee has reviewed the adequacy of its charter within the past twelve months. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiency in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls. A member of the audit committee has confirmed to the Chief Executive Officer of the Company that, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Audit Committee is not reviewing or investigating, and neither the Accountants nor the Company’s internal auditors have recommended that the Audit Committee review or investigate, (A) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (C) any items described in clause (i) or (ii) above.

(oo) Sarbanes-Oxley. The Company is, and after giving effect to the offering and sale of the Shares will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(pp) Accurate Disclosure. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Business—Pending Acquisitions—Summary of Acquisition Agreements,” “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Our Common Stock,” “Description of Capital Stock,” “Shares Eligible for Future Sale,” and “Underwriting,” and the statements in the Registration Statement under Items 14 and 15 thereof, insofar as such statements contain descriptions of the terms of statutes, rules, regulations or legal or governmental proceedings, or contracts or other documents, are fair and accurate in all material respects.

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(qq) Licenses and Permits. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries hold, and are operating in compliance with, such permits, licenses, franchises, registrations, exemptions, approvals, authorizations and clearances of any other governmental authorities required for the conduct of their business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect; and (ii) the Company and its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit. Neither the Company nor any of its subsidiaries has received any notification, correspondence or any other written or oral communication, including notification of any pending or, to the Company’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority of potential or actual material non-compliance by, or material liability of, the Company or any of its subsidiaries under any Permits. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to any material liability of the Company or any of its subsidiaries under any Permits.

(rr) Testing-the-Waters Communications. The Company (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications.

(ss) No Rating. Neither the Company nor any of its subsidiaries has debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(tt) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(uu) XBRL Filings. The interactive data in the eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vv) Slacker Acquisition Agreements. The Agreement and Plan of Merger, dated as of August 25, 2017 (the “Slacker Agreement”), among the Company, LXL Music Acquisition Corp., Slacker, Inc. and Columbia Capital Equity Partners V (QP), L.P., as Stockholders’ Agent constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. Each representation and warranty made by the Company and, to the Company’s knowledge, each representation and warranty made by Slacker, Inc., in the Slacker Agreement is, as of the date of this Agreement, true and correct in all material respects.

(ww) SNAP Acquisition Agreements. The Agreement and Plan of Merger, dated as of September 6, 2017 (the “SNAP Agreement”), among the Company, LXL Video Acquisition Corp., Snap Interactive, Inc. and Jason Katz, as Stockholders’ Agent constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. Each representation and warranty made by the Company and, to the Company’s knowledge, each representation and warranty made by Snap Interactive, Inc., Inc., in the SNAP Agreement is, as of the date of this Agreement, true and correct in all material respects.

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4. Agreements of the Company. The Company agrees with each Underwriter as follows:

(a) Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Shares by an Underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representative shall not have objected thereto in good faith.

(b) Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with applicable law, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters (and, if applicable, to dealers), amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, will comply with applicable law.

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(c) Notifications to the Representative. The Company shall notify the Representative promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and notify the Representative promptly of all such filings.

(d) Executed Registration Statement. The Company shall furnish to the Representative, without charge, for transmittal to each of the other Underwriters, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representative, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e) Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f) Prospectus. The Company shall prepare the Prospectus in a form approved by the Representative and shall file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations with a filing date not later than the second business day following the execution and delivery of this Agreement. Promptly after the effective date of the Registration Statement, and thereafter from time to time, the Company shall deliver to each of the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with applicable law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to each of the Underwriters, without charge, such number of copies thereof as the Representative may reasonably request.

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(g) Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representative, will not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(h) Compliance with Blue Sky Laws. Prior to any public offering of the Shares by the Underwriters, the Company shall cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(i) Delivery of Financial Statements. During the period of five years commencing on the effective date of the Registration Statement applicable to the Underwriters, the Company shall furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that electronically transmitted copies filed with the Commission pursuant to EDGAR shall satisfy the Company’s obligation to furnish copies hereunder.

(j) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the effective date of the Registration Statement, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

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(k) Payment of Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any stamp duties or other taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, and the distribution thereof; (iii) the costs of preparing, printing and delivering certificates representing the Share; (iv) the costs of producing and delivering this Agreement, the Agreement Among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (v) the costs of furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus, any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (vi) the costs, fees and expenses of listing the Shares on the New York Stock Exchange; (vii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with (in an amount not to exceed $[35,000]), the review by FINRA of the terms of the sale of the Shares; (viii) the fees and expenses incident to the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(g) hereof and the securities laws of Canada, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and, if requested by the Representative, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda and a “Canadian wrapper”; (ix) the fees and expenses of counsel to the Company; (x) the costs and charges of DTC and the transfer agent for the Shares; (xi) the fees and expenses of the Accountants; (xii) the costs and expenses of the Company relating to investor presentations on any “road show”, undertaken in connection with the marketing of the Shares, including, without limitation, all costs and expenses associated with any electronic road show, travel and lodging expenses of the officers, employees, agents and other representatives of the Company and consultants engaged in connection with investor presentations, and the cost of any aircraft and other transportation chartered in connection with the road show; and (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering.

(l) Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriters shall terminate this Agreement pursuant to Section 7 hereof or the Agreement is terminated pursuant to the second sentence of Section 8 hereof, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; provided, however, that the Company shall not be obligated to reimburse the expenses of any defaulting Underwriter under Section 8 hereof.

(m) No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

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(n) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(o) Lock-Up Agreements of Company, Management and Affiliates. The Company shall not, for a period of 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of BMOCM (which consent may be withheld in its sole discretion), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), directly or indirectly, or file with the Commission a registration statement under the Act to register, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such shares of Common Stock, securities, warrants or other rights to acquire Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, General Disclosure Package and the Prospectus, and (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, General Disclosure Package and the Prospectus. The Company shall cause each of its officers, directors and any other beneficial owner (including stockholders, option holders and other equityholders) owning 5% or more of the Company’s fully diluted capital stock to enter into agreements with the Representative in the form set forth in Exhibit A hereto. The Company shall not waive any lock-up agreement entered into pursuant to the Slacker Agreement or the SNAP Agreement without the prior written consent of BMOCM (which consent may be withheld in its sole discretion).

(p) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

5. Conditions of the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Firm Shares on the Closing Date or the applicable Option Shares on each Option Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Post Effective Amendments and Prospectus Filings. Notification that the Registration Statement has become effective shall be received by the Representative not later than 6:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representative and all filings made pursuant to Rules 424, 430A, 430B or 430C of the Rules and Regulations, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

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(b) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and each Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

(c) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (i) there shall not have been a Material Adverse Change, (ii) neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, (iii) neither the Company nor any of its subsidiaries shall have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Shares) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company and its subsidiaries, taken as a whole, shall have been pledged, mortgaged or otherwise encumbered.

(d) No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company or any of its subsidiaries or any of their officers in their capacity as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(e) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date as if made at the Closing Date and, with respect to the Option Shares, at each Option Closing Date as if made at such Option Closing Date, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the applicable Option Closing Date, shall have been duly performed, fulfilled or complied with.

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(f) Opinions of Counsel to the Company. The Representative shall have received the opinions and letters, each dated the Closing Date and, with respect to the Option Shares, the applicable Option Closing Date, reasonably satisfactory in form and substance to counsel for the Underwriters, from Loeb & Loeb LLP, counsel to the Company, to the effect set forth in Exhibit B hereto, and Fennemore Craig, P.C., Nevada counsel to the Company, to the effect set forth in Exhibit C hereto.

(g) Opinion of Counsel to the Underwriters. The Representative shall have received an opinion, dated the Closing Date and each Option Closing Date, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representative.

(h) Accountants’ Comfort Letters and CFO Certificate. On the date of the Prospectus, the Representative shall have received (i) from Weinberg, a letter dated the date of its delivery, addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of the Company, contained in the Registration Statement and the Prospectus (ii) from Weinberg, a letter dated the date of its delivery, addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of the Wantickets, contained in the Registration Statement and the Prospectus, (iii) from Mayer Hoffman, a letter dated the date of its delivery, addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of the Slacker, contained in the Registration Statement and the Prospectus and (iv) from Marcum, a letter dated the date of its delivery, addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of the SNAP, contained in the Registration Statement and the Prospectus. At the Closing Date and, as to the Option Shares, each Option Closing Date, the Representative shall have received (i) from each of the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representative, to the effect that each of them reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. On the date of the Prospectus and at the Closing Date, the Representative shall have received a certificate of the Chief Financial Officer of Slacker, Inc., with respect to certain financial information of Slacker, dated the respective dates of delivery thereof, in form an substance satisfactory to the Representative.

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(i) Officers’ Certificates. At the Closing Date and, as to the Option Shares, each Option Closing Date, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement and the Prospectus;

(ii) there has not been a Material Adverse Change;

(iii) each of the representations and warranties of the Company contained in this Agreement are, at the time such certificate is delivered, true and correct; and

(iv) each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(j) Lock-Up Agreements. At the date of this Agreement, the Representative shall have received (i) the executed “lock-up” agreements referred to in Section 4(o) hereof from the Company’s officers, directors and any other beneficial owner (including stockholders, option holders and other equityholders) owning 5% or more of the Company’s fully diluted capital stock and (ii) executed “lock-up” agreements in the form set forth in Exhibit A hereto from each Participating Stockholder (as defined in the Slacker Agreement) pursuant to the Slacker Agreement.

(k) Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Representative may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and each Option Closing Date.

(l) Stock Exchange Listing. The Shares shall have been duly authorized for listing or quotation on the New York Stock Exchange, subject only to notice of issuance.

(m) Good Standing. At the Closing Date and each Option Closing Date, the Company shall have furnished to the Representative satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

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(n) Company Certificates. The Company shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and each Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and each Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

(o) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the applicable Option Closing Date, as the case may be.

6. Indemnification.

(a) Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees, counsel and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

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(b) Indemnification of the Company. Each Underwriter shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of any Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

7. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to Option Shares, on or prior to the applicable Option Closing Date), by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representative, any of the following shall occur:

(a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by an exchange or otherwise;

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(b) trading in securities generally on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c) a general banking moratorium shall have been declared by any Federal, New York or Delaware authorities;

(d) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(e) the Company or any of its subsidiaries shall have sustained a loss material or substantial to the Company and its subsidiaries, taken as a whole, by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(f) there shall have been a Material Adverse Change.

8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 hereof bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representative may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 hereof be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Company and the Representative for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company (except as provided in Section 4(l) hereof) for the purchase or sale of any Shares under this Agreement. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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9. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 269 South Beverly Drive, Suite #1450, Beverly Hills, CA 90212, Attention: Jerome N. Gold or (b) if to the Underwriters, c/o BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Legal Department (Fax: (212) 702-1205). Any such notice shall be effective only upon receipt. Any notice under Section 6 hereof may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the controlling persons, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Shares from the Underwriters in his, her or its capacity as such a purchaser.

(c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) none of the Underwriters has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether any Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each of the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

30

(e) [Reserved.]

(f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(g) Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(h) Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Waiver of Jury Trial. THE COMPANY AND THE UNDERWRITERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(k) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representative and the Company.

[Signature page follows]

31

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,

LIVEXLIVE MEDIA, INC.

By:
Name: Robert S. Ellin
Title: Chief Executive Officer

32

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

Acting on behalf of themselves and as

Representative of the several

Underwriters named in Schedule I hereof

BMO CAPITAL MARKETS CORP.

By:

Name:
Title:

33

Schedule I

Underwriter	Number of Firm Shares
BMO Capital Markets Corp.	[●]
JMP Securities LLC	[●]
Craig-Hallum Capital Group LLC	[●]

Total	[●]

Schedule I-1

Schedule II

ISSUER FREE WRITING PROSPECTUSES:

[None]

Schedule II-1

Schedule III

1.	The initial public offering price per share of Common Stock shall be $[●].

[2.	The Company is selling [●] shares of Common Stock.]

[3.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Common Stock.]

Schedule III-1

EXHIBIT A

[DATE]

BMO Capital Markets Corp.

As Representative of the Several Underwriters

c/o BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

In consideration of the agreement of the several underwriters (the “Underwriters”), for which BMO Capital Markets Corp. (“BMOCM”) intends to act as a Representative, to underwrite a proposed public offering (the “Offering”) of shares of common stock, par value $0.001 per share (the “Stock”), of [Loton, Corp, a Nevada corporation][LiveXLive Media, Inc., a Delaware corporation] (the “Company”), the undersigned hereby irrevocably agrees that the undersigned shall not, for a period (the “Lock-Up Period”) beginning on the date of this Lock-Up Agreement and ending 180 days after the date of the final prospectus for the Offering, without the prior written consent of BMOCM (which consent may be withheld in its sole discretion), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or warrants or other rights to acquire shares of Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such shares, securities, warrants or rights collectively, the “Restricted Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Restricted Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Stock or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Restricted Securities owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions. Any securities of the Company acquired by the undersigned in the Offering (including, without limitation, in any issuer-directed share program) will also be Restricted Securities subject to this Lock-Up Agreement.

If the undersigned is or, prior to the end of the Lock-Up Period, becomes an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Stock the undersigned may purchase in the Offering.

A-1

The foregoing restrictions shall not apply to: (i) transfers of Restricted Securities as a bona fide gift or gifts by the undersigned; (ii) transfers or dispositions of Restricted Securities to any trust for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned; (iii) transfers or dispositions of Restricted Securities to any of the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act), limited partners, general partners, limited liability company members or stockholders; (iv) transfers of Restricted Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (v) transfers or dispositions of shares of Stock acquired by the undersigned in open market purchases after the completion of the Offering; or (vi) entry by the undersigned into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act; provided, however, that (a) in the case of (i), (ii), (iii) or (iv) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth herein during the Lock-Up Period; (b) any transfer or disposition pursuant to (i), (ii), (iii) or (iv) above shall not involve a disposition for value; (c) in the case of a transfer or distribution pursuant to (i), (ii), (iii) or (v) above, no filing by the undersigned or any other party under the Exchange Act or other public announcement shall be required or made voluntarily during the Lock-Up Period in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); and (d) in the case of (vi) above, such trading plan does not provide for any sales or other dispositions of Restricted Securities during the Lock-Up Period and no public announcement or filing under the Exchange Act or otherwise is made by or on behalf of the undersigned or the Company regarding the establishment of, or sales under, such plan during the Lock-Up Period. For the purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any shares of Stock owned either of record or beneficially by the undersigned, including rights to receive notice of the Offering.

This Lock-Up Agreement shall automatically terminate and become null and void (i) at such time as BMOCM, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) upon the termination of the Underwriting Agreement before the closing of the Offering, or (iii) on December 31, 2017, if the Offering shall not have closed by such date; provided, however, that BMOCM or the Company may, by written notice to you prior to such date, extend such date for a period of up to three additional months.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

[Remainder of page intentionally left blank]

A-2

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

Very truly yours,

Name of Officer, Director or Security Holder
(Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)
(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

A-3

EXHIBIT B

Form of Opinion of

Counsel to the Company

B-1

EXHIBIT C

Form of Opinion of

 Nevada Counsel to the Company

C-1